                                          Wachovia Asset Securitization Issuance, LLC
                                                              Series 2002-HE1
                                                       Statement to Securityholders                                                               Distribution Date: 06/27/05

                                                             Distribution Summary

                                             Original        Beginning                                                 Unpaid                              Ending
                               Certificate   Certificate     Certificate                                               Principal     Total               Certificate
     Class             Cusip       Rate      Balance          Balance                Interest        Principal         Amount      Distribution            Balance
         A           929759AA6  3.460000%     950,000,000.00  535,589,745.75          1,698,712.14    20,610,316.15           0.00  22,309,028.29        514,979,429.60
Factors per Thousand                                               563.77867974           1.78811804       21.69506963                    23.48318767           542.08361011

 Certificate            n/a     0.000000%               0.00  14,969,406.28             742,302.31              0.00          0.00      742,302.31         15,069,405.83
Factors per Thousand

Totals                                        950,000,000.00 535,589,745.75           2,441,014.45    20,610,316.15           0.00   23,051,330.60        514,979,429.60

                                                                            - Page 1 -

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                     Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period             LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                929759AA6                 Senior/Variable            33/360            3.09000%     0.37000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                   -                  -           -            -                 -                -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                    - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       929759AA6    1,698,712.14                 0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                              2,852,185.94
(Additional Balance Interest)                           0.00
(Relief Act Shortfalls)                                 0.00

Total Interest Collected                        2,852,185.94

Principal
Principal Collected                            31,195,825.34
Net Liquidation Proceeds                                0.00
Substitute Adjustment Amount                            0.00
Other Principal Collected                               0.00
(Additional Balance Increase)                           0.00
(Draw Amounts)                                (10,704,795.56)

Total Principal Collected                      20,491,029.78

Additional Funds
Additional Funds from the Funding Account               0.00
Draws from the Policy                                   0.00
Yield Maintenance Payment                               0.00

Total Additional Funds Collected                       0.00

Total Available Collections                    23,343,215.72

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              550,559,152.03
Ending Collateral Balance                                 530,048,835.43
Current Liquidation Loss Amounts                           119,286.37
Cumulative Liquidation Loss Amounts                       1,779,080.48
Gross WAC                                                    5.960%
Net WAC                                                      5.162%
WAM                                                            193
AGE                                                             40
Gross CPR                                                    50.340%
Net CPR                                                      36.564%
Draw Rate                                                    20.992%

                              Original Information

Collateral Balance                                        870,082,662.00
Number of Loans                                              21,319
Gross WAC                                                    4.818%
WAM                                                            233

                       Overcollateralization Information

Overcollateralization Target Amount                       14,885,944.20
Beginning Overcollateralization Amount                    14,969,406.28
Ending Overcollateralization Amount                       15,069,405.83
Overcollateralization Increase                              99,999.55
Overcollateralization Decrease                                0.00

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                   $           %

                                                       30-59 Days          31            1,613,874.88    0.304%
                                                       60-89 Days          11            872,309.59      0.165%
                                                       90-119 Days         7             491,694.35      0.093%
                                                      120-149 Days         2             305,911.34      0.058%
                                                      150-179 Days         3             268,857.02      0.051%
                                                       180+ Days           7             500,017.20      0.094%

                                                         Total             61            4,052,664.38    0.765%

                              Foreclosure:                                 #                   $           %

                                                                           16            1,224,734.00    0.231%

                              REO:                                         #                   $           %

                                                                           1             135,927.00      0.026%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              229,399.65                3 Largest Mortgage Loan Balances                          7,139,015.98
Enhancer Premium                           62,485.47                 Additional Balances created during the first
Indenture Trustee Expenses                      0.00                   Rapid Amortization Period                                      0.00
                                                                     Additional Balance Increase Amount payable
Total Fees                                 291,885.12                  to Certificateholders                                          0.00
                                                                     Additional Balance Increase Amount payable
                                                                       from Principal Collections                                     0.00
                                                                     Cumulative Liquidation Loss Amount %                           0.204%
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                                                                     Draws from Policy not yet Reimbursed                             0.00
                                                                     Percentage Interest Class A                                    100.0%
                    Amortization Period                              Stepdown Cumulative Loss Test Met? (Yes / No)                     Yes
                                                                     Stepdown Date Active (Yes / No)                                    No
Revolving (Yes / No)                              No                 Stepdown Delinquency Test Met? (Yes / No)                         Yes
Managed Amortization (Yes / No)                  Yes
Rapid Amortization (Yes / No)                     No

                                                               - Page 8 -